EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
OMA Enterprises Corp.

We hereby consent to the inclusion in the Form 10-K of our report dated March 25, 2009 with respect to our audit of the financial statements of OMA Enterprises Corp. (A Development Stage Company) as of December 31, 2008 and for the period from Inception (February 6, 2008) to December 31, 2008.

/s/  FRUMKIN, LUKIN & ZAIDMAN CPAs’, P.C.
FRUMKIN, LUKIN & ZAIDMAN CPAs’, P.C.
Rockville Centre, New York
July 24, 2009